                                                                   EXHIBIT 21.1


                                 MONTEREY PASTA COMPANY
                               SUBSIDIARIES OF THE COMPANY


INACTIVE:
Monterey Pasta Development Corporation
(Incorporated in California May 16, 1994)
1528 Moffett St.
Salinas, California 93905


ACTIVE:
None